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                          AGREEMENT AND PLAN OF MERGER



                          Dated as of October 27, 2000

                                  By and Among



                        Precise Software Solutions Ltd.,

                         Precise Acquisition Corporation

                               Savant Corporation

                                       and

                   Certain Stockholders of Savant Corporation
                    (as listed on the signature page hereof)


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                                TABLE OF CONTENTS
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ARTICLE I THE MERGER..............................................................................................1

   1.1      THE MERGER............................................................................................1
   1.2      CLOSING; EFFECTIVE TIME...............................................................................2
   1.3      EFFECT OF THE MERGER..................................................................................2
   1.4      CHARTER; BYLAWS.......................................................................................2
   1.5      DIRECTORS AND OFFICERS................................................................................2
   1.6      EFFECT ON CAPITAL STOCK...............................................................................2
   1.7      SURRENDER AND EXCHANGE OF CERTIFICATES................................................................5
   1.8      NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK..................................................6
   1.9      DISSENTING SHARES.....................................................................................6
   1.10     EXEMPTION FROM REGISTRATION...........................................................................7
   1.11     TRANSFER RESTRICTIONS; REGISTRATION RIGHTS............................................................7
   1.12     ADJUSTMENT OF NUMBER OF CLOSING SHARES................................................................8
   1.13     WARRANTS AND COMPANY OPTIONS..........................................................................8
   1.14     CONTINGENT CONSIDERATION..............................................................................9
   1.15     GAAP ACCOUNTING......................................................................................11
   1.16     TAKING OF NECESSARY ACTION; FURTHER ACTION...........................................................11


ARTICLE II REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY......................................................11

   2.1      ORGANIZATION AND EXISTENCE...........................................................................11
   2.2      SUBSIDIARIES.........................................................................................12
   2.3      EXECUTION AND EFFECT OF AGREEMENT....................................................................12
   2.4      FINANCIAL STATEMENTS; LIABILITIES....................................................................12
   2.5      CAPITALIZATION.......................................................................................13
   2.6      NO MATERIAL ADVERSE CHANGE; NO DIVIDENDS.............................................................13
   2.7      ASSETS...............................................................................................14
   2.8      TAX MATTERS..........................................................................................14
   2.9      PRODUCTS.............................................................................................15
   2.10     INTELLECTUAL PROPERTY................................................................................16
   2.11     PERMITS; COMPLIANCE WITH LAW.........................................................................18
   2.12     REAL PROPERTY; LEASES OF REAL PROPERTY...............................................................19
   2.13     INSURANCE............................................................................................19
   2.14     CONTRACTS............................................................................................19
   2.15     RESTRICTIONS.........................................................................................20
   2.16     LITIGATION; ORDERS...................................................................................21
   2.17     THIRD PARTY AND GOVERNMENTAL CONSENTS................................................................21
   2.18     ENVIRONMENTAL MATTERS................................................................................21
   2.19     EMPLOYEES AND CONSULTANTS............................................................................22
   2.20     BUSINESS CONDUCT.....................................................................................23
   2.21     TRANSACTIONS WITH AFFILIATES.........................................................................24
   2.22     NO BROKERS...........................................................................................24
   2.23     ACCOUNTS RECEIVABLE..................................................................................25
   2.24     CUSTOMERS AND SUPPLIERS..............................................................................25
   2.25     EMPLOYEE BENEFIT PLANS; ERISA........................................................................25
   2.26     REGISTRATION RIGHTS..................................................................................29
   2.27     DISCLOSURE...........................................................................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE MAJOR STOCKHOLDERS.............................................29

   3.1      TITLE; AGREEMENTS....................................................................................30
   3.2      EXECUTION AND EFFECT OF AGREEMENT....................................................................30
   3.3      NO VIOLATION.........................................................................................30
   3.4      LITIGATION; CLAIMS...................................................................................30
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   3.5      CONSENTS.............................................................................................30
   3.6      NO BROKERS...........................................................................................31
   3.7      INVESTMENT REPRESENTATIONS...........................................................................31
   3.8      MAJOR STOCKHOLDER'S ACKNOWLEDGEMENT AS TO INFORMATION................................................31
   3.9      DISCLOSURE...........................................................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUBSIDIARY.............................................32

   4.1      ORGANIZATION AND EXISTENCE...........................................................................32
   4.2      EXECUTION AND EFFECT OF AGREEMENT....................................................................32
   4.3      NO VIOLATION.........................................................................................33
   4.4      CONSENTS.............................................................................................33
   4.5      NO BROKERS...........................................................................................33
   4.6      CAPITAL STRUCTURE....................................................................................33
   4.7      DISCLOSURE...........................................................................................33

ARTICLE V PRE-CLOSING COVENANTS..................................................................................34

   5.1      FILINGS AND OTHER ACTIONS............................................................................34
   5.2      ACCESS AND COOPERATION...............................................................................34
   5.3      SPECIAL MEETING......................................................................................35
   5.4      SECURITIES LAWS; COMPANY OPTIONS.....................................................................35
   5.5      CONDUCT OF BUSINESS PENDING CLOSING..................................................................36
   5.6      NO SHOP..............................................................................................37
   5.7      NOTIFICATION OF CERTAIN MATTERS......................................................................37
   5.8      FURTHER ASSURANCES...................................................................................38

ARTICLE VI CONDITIONS TO THE MERGER..............................................................................38

   6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.........................................38
   6.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY......................................................38
   6.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND SUBSIDIARY..................................39

ARTICLE VII INDEMNIFICATION AND ESCROW...........................................................................41

   7.1      SURVIVAL.............................................................................................41
   7.2      OBLIGATIONS OF THE MAJOR STOCKHOLDERS................................................................41
   7.3      OBLIGATIONS OF THE ACQUIROR..........................................................................42
   7.4      PROCEDURE FOR THIRD PARTY CLAIMS.....................................................................42
   7.5      ESCROW FUND..........................................................................................43
   7.6      RIGHT TO SET-OFF CONTINGENT CONSIDERATION............................................................43
   7.7      LIMITATIONS..........................................................................................44
   7.8      STOCKHOLDERS' AGENT..................................................................................44
   7.9      ACTIONS OF THE STOCKHOLDERS' AGENT...................................................................45
   7.10     REMEDIES.............................................................................................45

ARTICLE VIII TERMINATION.........................................................................................45

   8.1      TERMINATION..........................................................................................45
   8.2      CONSEQUENCES OF TERMINATION..........................................................................46

ARTICLE IX GENERAL PROVISIONS....................................................................................46

   9.1      COOPERATION..........................................................................................46
   9.2      PRESS RELEASES; CONFIDENTIALITY......................................................................47
   9.3      EXPENSES.............................................................................................48
   9.4      AMENDMENTS AND WAIVERS...............................................................................48
   9.5      SUCCESSORS AND ASSIGNS...............................................................................49
   9.6      NO THIRD PARTY BENEFICIARIES.........................................................................49
   9.7      CHOICE OF LAW........................................................................................49
   9.8      NOTICES..............................................................................................50
   9.9      SEVERABILITY.........................................................................................51
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
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   9.10     ENTIRE AGREEMENT.....................................................................................51
   9.11     CONSTRUCTION.........................................................................................51
   9.12     TITLES AND SUBTITLES.................................................................................51
   9.13     TIME.................................................................................................51
   9.14     COUNTERPARTS.........................................................................................51

SCHEDULES
Company Disclosure Schedule

EXHIBITS
Exhibit A         Articles of Merger
Exhibit B         Escrow Agreement
Exhibit C         Stockholder Agreement
Exhibit D         Registration Rights Agreement
Exhibit E         Pricing Policies
Exhibit F         Legal Opinion of Piper Marbury Rudnick & Wolfe LLP
Exhibit G         Legal Opinion of Odin, Feldman & Pittleman, P.C.
Exhibit H         Employment and Non-Competition Agreement


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 27, 2000 by and among Precise Software Solutions Ltd., an Israeli corporation (the "Acquiror"), Precise Acquisition Corporation, a Maryland corporation (the "Subsidiary"), Savant Corporation, a Maryland corporation (the "Company"), and certain of Company's stockholders listed on the signature pages hereto (the "Major Stockholders").

                                    RECITALS

         The Acquiror, the Subsidiary, the Company and the Major Stockholders believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and the Subsidiary combine into a single company through the statutory merger of the Company with and into the Subsidiary (the "Merger").

         Pursuant to the Merger, among other things, each outstanding share of the capital stock of the Company, shall be converted into cash and ordinary shares of the Acquiror, NIS 0.03 par value (the "Acquiror Stock") to be delivered to the Company's stockholders (the "Company Stockholders"), on the terms set forth herein.

         The Acquiror, the Subsidiary, the Company and the Major Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

         The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger.

         At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the Maryland General Corporation Law ("Maryland Law"), the Company shall be merged with and into the Subsidiary, the separate corporate existence of the Company shall cease and the Subsidiary shall continue as the surviving corporation. The Subsidiary as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."


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         1.2 Closing; Effective Time.

         The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington D.C. 20036-2412, commencing at 10:00 a.m. local time on November 20, 2000 (the date on which the Closing shall occur being the "Closing Date"), or, if all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreed upon later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby. On the Closing Date, the parties shall cause the Merger to be consummated by filing the Articles of Merger with the Maryland State Department of Assessments and Taxation in accordance with the relevant provisions of Maryland Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

         1.3 Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of Maryland Law and Maryland Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Charter; Bylaws.

         At the Effective Time, the Charter of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the Charter of the Surviving Corporation until thereafter amended as provided by Maryland Law and such Charter. The Bylaws of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended. In connection with the Merger, the Surviving Corporation shall change its name to "Savant Corporation."

         1.5 Directors and Officers.

         At the Effective Time, the directors of the Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of the Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock.

         (a) On the Effective Date, each share of the Company's capital stock outstanding (assuming exercise or conversion of all outstanding Company Warrants (as defined below), all vested Company Options (as defined below) and all convertible securities, and after all


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adjustments for any anti-dilution provisions) (the "Company Capital Stock")
immediately prior to the Effective Date, shall, without any action on the part of the holder thereof, be canceled and converted into cash and shares of Acquiror Stock having an aggregate value of $20,000,000, less the Company Cash Consideration (as defined below) paid to the Company.

         (b) Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

         "Aggregate Common Number" means the sum of (A) the total number of shares of common stock ($0.000005 par value per share) of the Company (the "Company Common Stock") that are issued and outstanding immediately prior to the Effective Time; (B) the maximum number of shares of Company Common Stock that are issuable upon the conversion of any shares of Convertible Preferred Stock - 1996 ($0.001 par value per share) or Convertible Preferred Stock - 2000 ($0.000005 par value per share) of the Company (collectively, the "Company Preferred Stock") that are issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock to be redeemed in connection with the Merger); and (C) the maximum number of shares of Company Common Stock that are issuable upon the conversion or exercise in full of all Company Options (as defined below) that are vested immediately prior to the Effective Time or warrants (the "Company Warrants") to acquire Company Capital Stock that are outstanding immediately prior to the Effective Time, all as identified on Schedule 1.6 hereto.

         "Cash Consideration" means $2,500,000 which equals the sum total of the Company Cash Consideration and the Company Stockholders' Cash Consideration.

         "Company Cash Consideration" means the amount of cash payable by the Acquiror to the Company to permit it to repay indebtedness (as required by this Agreement), make redemption payments on the Company Preferred Stock or pay fees and expenses of the Company incurred in connection with the Merger.

         "Company Stockholders' Cash Consideration" means the amount of cash equal to $2,500,000 less the amount of the Company Cash Consideration.

         "Closing Exchange Rate" means the number of shares of Acquiror Stock to be delivered or reserved for issuance in connection with the Merger (other than Contingent Shares) in respect of each share of Company Capital Stock, which shall be equal to the quotient obtained by dividing the number of Closing Shares by the Aggregate Common Number.

         "Closing Shares" means the number of shares of Acquiror Stock to be delivered or reserved for issuance in connection with the Merger (other than the Contingent Shares), which number shall equal the quotient obtained by dividing
(i) $20,000,000 less the amount of the Cash Consideration by (ii) the Closing Stock Price (as defined below) determined as of the date of first public announcement of the Merger.

         "Closing Stock Price" as of a date means the average closing sale price of a share of Acquiror Stock as reported on the Nasdaq National Market for the preceding 30 consecutive


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trading days that the Acquiror Stock has been traded ending with the trading day prior to the determination date.

         "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

         (c) Cash Consideration. At least two business days prior to the Closing Date, the Stockholders' Agent shall notify the Acquiror in writing of the amount of the Cash Consideration and the allocation between the Company Cash Consideration and the Company Stockholders' Cash Consideration. The Stockholders' Agent will work with the Company's management to determine the amount of the Company Cash Consideration. The Acquiror shall deliver the Cash Consideration at the Closing as directed by the Stockholders' Agent by wire transfer of immediately available funds.

         (d) Closing Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of the Acquiror, the Subsidiary or the Company or any stockholder, each share of Company Common Stock outstanding or reserved for issuance upon exercise of any Company Warrant or any vested Company Option immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Acquiror Stock equal to the Closing Exchange Rate. The Acquiror shall assume in accordance with Section 1.13 hereof (i) the Company's stock option plan, as amended (the "Company Stock Option Plan"), (ii) all options granted under the Company Stock Option Plan, whether vested or unvested, to purchase an aggregate of 6,301,234 shares of Company Common Stock outstanding as of the Effective Time (the "Option Plan Options"), (iii) all options, whether vested or unvested, to purchase an aggregate of 2,222,000 shares of Company Common Stock outstanding as of the Effective Time that were not granted under the Company Stock Option Plan (the "Non-Plan Options") and
(iv) all Company Warrants to purchase an aggregate of 3,160,000 shares of Company Common Stock outstanding as of the Effective Time. The Option Plan Options and the Non-Plan Options are collectively referred to as the "Company Options."

         (e) Capital Stock of Subsidiary. At the Effective Time, each share of Subsidiary common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of the Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (f) Fractional Shares. No fraction of a share of Acquiror Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Stock (after aggregating all fractional shares of Acquiror Stock to be received by such holder) shall receive from the Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Closing Stock Price determined as of the date of first public announcement of the Merger. The cash to be paid by the Acquiror under this Section 1.6(f) shall not be deemed to be Cash Consideration under this Agreement.


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         1.7 Surrender and Exchange of Certificates.

         (a) Acquiror to Provide Acquiror Stock. At the Effective Time, Acquiror shall make available (i) the Closing Shares, less the Escrow Shares (as defined below) to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Section 1.7(c), Article VII and the Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"), and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares.

         (b) Exchange Procedure. Each of the Company Stockholders will deliver to the Acquiror on the Closing Date (i) the original certificates (the "Certificates") representing all of his, her or its shares of Company Common Stock, duly endorsed in blank or, in lieu thereof, accompanied by stock powers duly executed in blank and (ii) an executed Stockholder Agreement in the form attached hereto as Exhibit C (the "Stockholder Agreement") which, among other things, appoints the Stockholders' Agent and consents to the lock-up of the Closing Shares. Upon surrender of a Certificate and deliverance of a Stockholder Agreement, the Acquiror will deliver to the holder of such Certificate in exchange therefor (i) a certificate representing the number of whole shares of Acquiror Stock into which such Company Common Stock is converted (less the number of shares of Acquiror Stock to be deposited into the Escrow Fund on such holder's behalf pursuant to Article VII), and (ii) cash in lieu of fractional shares.

         (c) Escrow Shares. For purposes of this Agreement, "Escrow Shares" means the number of shares of Acquiror Stock equal to 25% of the Closing Shares (rounded to the nearest whole share). Promptly after the Effective Time and subject to and in accordance with the provisions of Section 7.2, the Acquiror shall cause to be delivered to the Escrow Agent (as defined in the Escrow Agreement) a certificate or certificates representing the Escrow Shares, which shall be registered in the name of the Escrow Agent for the Company Stockholders. Such Escrow Shares shall be beneficially owned by the Company Stockholders and shall be held in escrow for a period of 365 days from the Closing Date and shall be available to make any adjustments pursuant to Section
1.12 or to satisfy claims of the Acquiror as provided in Article VII. To the extent not used for such purposes, such Escrow Shares shall be released, all as provided in the Escrow Agreement.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Date which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Stock.

         (e) Transfers of Ownership. If any certificate for shares of Acquiror Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is


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registered, it shall be a condition of the issuance thereof that (i) the
Certificate so surrendered is properly endorsed and otherwise in proper form for transfer, (ii) the Person requesting such exchange will have paid to the Acquiror any transfer or other Taxes required by reason of the issuance of a certificate for shares of Acquiror Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Acquiror that such Tax has been paid or is not payable and
(iii) the Person requesting such exchange will have provided to the Acquiror an opinion of counsel satisfactory to the Acquiror that such exchange complies with all applicable federal and state securities laws. For purposes of this Agreement, "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority

         (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, no party hereto or any of their respective agents shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 No Further Ownership Rights in Company Capital Stock.

         All shares of Acquiror Stock issued upon the surrender of Certificates for Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         1.9 Dissenting Shares.

         (a) For purposes of this Agreement, "Dissenting Shares" means Company Common Stock (i) held as of the Effective Time by a Company Stockholder who has not voted such Company Common Stock in favor of the adoption of this Agreement and the Merger and (ii) with respect to which appraisal shall have been duly demanded and perfected in accordance with Maryland Law and not effectively withdrawn or forfeited prior to the Effective Time.

         (b) Notwithstanding anything to the contrary contained in this Article I, Dissenting Shares shall not be converted into or represent the right to receive Closing Shares, unless such Company Stockholder shall have forfeited his right to appraisal under Maryland Law or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Closing Shares issuable in respect of such Company Common Stock.

         (c) The Company shall give the Acquiror and the Shareholders' Agent (i) prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company


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
and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Maryland Law. The Company shall not, except with the prior written consent of the Acquiror make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

         1.10 Exemption from Registration.

         The shares of Acquiror Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under (a) the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 promulgated thereunder, and (b) applicable state securities laws.

         1.11 Transfer Restrictions; Registration Rights.

         (a) Restrictions on Transfer. From and after the Effective Time, all of the shares of Acquiror Stock issued in exchange for the outstanding shares of Company Capital Stock at or immediately following the Effective Time will be subject to the restrictions upon transfer of such shares as imposed on unregistered shares by the rules of the Securities and Exchange Commission. The Acquiror Stock issued in connection with the Merger will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

         (b) Lock-up of Shares. The Company Stockholders, the holders of Company Warrants and the holders of Company Options shall agree in the Stockholder Agreement not to sell or otherwise transfer, dispose or encumber any of the Closing Shares or other shares of the capital stock of the Acquiror (excluding any Contingent Shares) for the shorter of twelve months after the Closing Date or the length of time the Acquiror's officers and directors agree to lock-up their shares of Acquiror Stock in connection with the next registered public offering by the Acquiror. Upon request of an underwriter of Acquiror's securities, each Company Stockholder shall execute a letter to such underwriter in form and substance acceptable to such underwriter confirming its obligations under this paragraph.

         (c) Registration Rights Agreement. From and after the Effective Time, the holders of the shares of Acquiror Stock issued in exchange for the outstanding shares of Company Capital Stock at the Effective Time shall have the rights set forth in the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement").

         (d) Legends. All shares of Acquiror Stock issued in connection with the Merger shall bear a legend describing the restrictions described in Section 1.11(a). All Closing Shares shall also bear a legend describing the restrictions described in Section 1.11(b).


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         1.12 Adjustment of Number of Closing Shares.

         (a) Adjustment Amount. The "Adjustment Amount" shall be equal to the
(i) amount of the Net Working Capital reflected on the reviewed balance sheet of the Company as of September 30, 2000 (the "Balance Sheet" and the "Balance Sheet Date," respectively) less the Net Working Capital of the Company as of the Closing Date, to the extent a positive number. If the Adjustment Amount is zero or less, than the Adjustment Amount shall be deemed to be zero. For purposes of this Agreement, "Net Working Capital" means current assets less (i) current liabilities (excluding current portion of long-term debt) and (ii) notes and accounts payable to related parties, but excluding the effect of any indebtedness reflected on such balance sheets to the extent discharged with any Cash Consideration.

         (b) Adjustment Procedures. The Acquiror will prepare an unaudited balance sheet (the "Closing Balance Sheet") of the Company as of the Closing Date, including a computation of the Net Working Capital as of the Closing Date. The Acquiror will deliver the Closing Balance Sheet to the Stockholders' Agent within 30 days after the Closing Date. If within 15 days following delivery of the Closing Balance Sheet, the Stockholders' Agent has not given the Acquiror notice of the Stockholders' Agent's objection to the Closing Balance Sheet (such notice must contain a statement of the basis of the objection), then the Net Working Capital reflected in the Closing Balance Sheet will be used in computing the Adjustment Amount. If the Stockholders' Agent gives notice of objection, then the issues in dispute will be submitted to mutually acceptable certified public accountants (the "Accountants"), for resolution within 30 days. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants with such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) the Acquiror and the Stockholders' Agent shall equally share responsibility for the fees and expenses of the Accountants.

         (c) Payment of Adjustment Amount. Within 15 days following the final determination of the Adjustment Amount, a number of shares of Acquiror Stock equal to the Adjustment Amount divided by the Closing Stock Price determined as of the date of first public announcement of the Merger (rounded to the nearest whole share) shall be released from the Escrow Fund to the Acquiror.

         1.13 Warrants and Company Options.

         At the Effective Time, the Company Stock Option Plan, each outstanding Company Warrant, each outstanding Option Plan Option (whether vested or unvested), and each outstanding Non-Plan Option (whether vested or unvested) shall be assumed by the Acquiror. Each such Company Warrant or Company Option so assumed by the Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant, option agreement (for Non-Plan Options), the Company Stock Option Plan and related stock option agreement (for Option Plan Options) (including vesting schedules) immediately prior to the Effective Time, except that (a) such Company Warrant and Company Option shall be exercisable for that number of whole shares of Acquiror Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant or Company Option, as the case may be, immediately prior to the Effective Time multiplied by the Closing Exchange Rate (rounded to the nearest whole share), (b) the per share exercise price for the shares of Acquiror Stock issuable upon exercise of such Company Warrant and Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Closing Exchange Rate (rounded to the nearest whole cent) and (c) the expiration date of the Company Options shall be the expiration date as in effect as of the date hereof. It is the intention of the parties that the Option Plan Options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Option Plan Options qualified as incentive stock options prior to the Effective Time. Promptly after the Effective Time, the Acquiror will issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding Company Warrant, Non-Plan Option or Option Plan Option, a document evidencing the foregoing assumption by the Acquiror. The Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Stock for delivery under Company Warrants and Company Options assumed in accordance with this Section 1.13. Prior to exercise of any Company Warrant or Company Option assumed, the holder thereof shall execute and deliver to the Acquiror a Stockholder Agreement in the form attached hereto as Exhibit D, which, among other things, appoints the Stockholders' Agent and consents to the lock-up of the Closing Shares.

         1.14 Contingent Consideration.

         (a) In addition to the Closing Shares, if the revenue recognized by the Acquiror or its affiliates from license and maintenance fees for the Company's products (the "Company Revenue") exceeds $7,000,000 for the period from January 1, 2001 to December 31, 2001 (the "Measuring Period"), then the Acquiror shall deliver contingent consideration in an amount equal to (i) 4.5 multiplied by
(ii) the amount by which the Company Revenue exceeds $7,000,000 (up to a maximum of $12,000,000 in Company Revenue) (the "Contingent Consideration"). For purposes of this Agreement, "Contingent Shares" means the number of shares of Acquiror Stock to be delivered or reserved for issuance in connection with the Contingent Consideration, which number shall equal the quotient obtained by dividing the Contingent Consideration by the Closing Stock Price determined as of the date of payment of the Contingent Consideration. For purposes of this Agreement, "Contingent Consideration Exchange Rate" means the number of shares of Acquiror Stock to be delivered or reserved for issuance in connection with the Contingent Consideration in respect of each share of Company Capital Stock, which shall be equal to the quotient obtained by dividing the number of Contingent Shares by the Aggregate Common Number. Notwithstanding the forgoing, in no event shall the number of Contingent Shares together with the number of Closing Shares exceed 19.9% of the Acquiror Stock then outstanding.

         (b) The Acquiror will prepare a summary of the Company Revenue and a calculation of the Contingent Consideration (the "Contingent Consideration Statement") and deliver the Contingent Consideration Statement to the Stockholders' Agent within 45 days after the end of the Measuring Period. If within 15 days following delivery of the Contingent Consideration Statement, the Stockholders' Agent has not given the Acquiror notice of its objection to the Contingent Consideration Statement (such notice must contain a statement of the basis of the objection), then the Company Revenue reflected in the Contingent Consideration Statement will be used in computing the Contingent Consideration. If the Stockholders' Agent gives notice of objection, then the issues in dispute will be submitted to the Accountants for resolution within 30 days. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants with such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) the Acquiror and the Stockholders' Agent shall equally share responsibility for the fees and expenses of the Accountants.

         (c) Company Revenue will be calculated in accordance with the pricing assumptions and qualifications set forth on Exhibit E. If the Acquiror is itself acquired during the Measuring Period and the acquiring Person announces the discontinuation, or in fact discontinues, any of the Company's products, then the Company's Revenue shall be deemed to also include all revenue attributable to the annualized revenue from the discontinued product based on the revenue for such product actually recognized from January 1, 2001 to the earlier of the date of such announcement or discontinuation or the end of the Measuring Period.

         (d) Subject to Section 7.6, each share of Company Capital Stock outstanding or reserved for issuance upon exercise of any Company Warrant or vested Company Option immediately prior to the Effective Time shall entitle the holder thereof to receive a number of shares of Acquiror Stock equal to the Contingent Consideration Exchange Rate. Within 15 days after final determination of the amount of the Company Revenue, the Acquiror shall make available the Contingent Shares and cash in an amount sufficient to permit payment in lieu of any fractional shares. In the case of Contingent Shares issuable to holders of
(i) Company Common Stock immediately prior to the Effective Time or (ii) Company Warrants or Company Options that were vested immediately prior to the Effective Time who have since exercised their warrant or option issued pursuant to Section 1.13, the Company shall deliver such Contingent Shares to the Stockholders' Agent for distribution to such holders. In the case of Contingent Shares issuable to holders of Company Warrants or Company Options that were vested immediately prior to the Effective Time but who have not since exercised their warrant or option issued pursuant to Section 1.13, such warrant or option shall be modified such that it is also exercisable for that additional number of Contingent Shares equal to the (A) number of the shares of Company Common Stock underlying portion of the original Company Warrant or Company Option that was vested immediately prior to the Effective Time multiplied by (B) the

Contingent Consideration Exchange Rate (rounded to the nearest whole share), and the exercise price of such option shall be appropriately adjusted.

         (e) No fraction of a share of Acquiror Stock will be issued with respect to the Contingent Shares, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Stock (after aggregating all fractional shares of Acquiror Stock to be received by such holder) shall receive from the Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Closing Stock Price determined as of the date of payment of the Contingent Consideration. The cash to be paid by the Acquiror under this
Section 1.14(e) shall not be deemed to be Cash Consideration under this Agreement.

         1.15 GAAP Accounting.

         Unless otherwise noted, Net Working Capital, Company Revenue and all other financial measures used in this Agreement will be determined in accordance with generally accepted accounting principles as in effect from time to time ("GAAP").

         1.16 Taking of Necessary Action; Further Action.

         If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Subsidiary, the officers and directors of the Company and the Subsidiary are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY

         The Company hereby represents and warrants to the Acquiror that, except as otherwise set forth in the schedules referred to in this Article II (the "Disclosure Schedule"), the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct. For purposes of this Agreement, the term "Company's Knowledge" shall mean the actual knowledge of the Company and the Major Stockholders after due inquiry. If due inquiry is not made, the term "Company's Knowledge" shall also include knowledge that would have been known to a reasonable Person under similar circumstances after due inquiry.

         2.1 Organization and Existence.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of any Governmental Authority to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease and to perform all of its obligations under this Agreement, except where the failure to be so authorized, qualified or in good standing will not, when taken together with all other such failures result in a material adverse effect on the business, operations, assets, condition or prospects of the Company (a "Material Adverse Effect"). The minute books and records of the Company, as heretofore delivered to the Acquiror, are correct and complete. True and complete copies of the Company's Charter and Bylaws, each as amended to date, have been provided to the Acquiror. For purposes of this Agreement, "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, Federal, state, local, foreign or otherwise.

         2.2 Subsidiaries.

         The Company does not presently own, and has never owned, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         2.3 Execution and Effect of Agreement.

         The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than the approval of the Company Stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the "Bankruptcy and Equity Exceptions").

         2.4 Financial Statements; Liabilities.

         Copies of each of (a) the audited financial statements of the Company for the fiscal year ending June 30, 2000, (b) the audited financial statements of the Company for the fiscal year ending June 30, 1999 and (c) the reviewed financial statements of the Company for the three months ending September 30, 2000 (collectively, the "Financial Statements") have been provided to the Acquiror. Each of the Financial Statements (including the footnotes thereto) is complete and correct, is in accordance with the books and records of the Company (which, in turn, are accurate and complete), presents fairly and accurately the financial position, assets and liabilities and results of operations and cash flows of the Company at the dates and for the periods indicated and has been prepared in accordance with GAAP. Any interim Financial Statements have been prepared on a basis consistent with the audited Financial Statements, subject only to normal and immaterial year-end adjustments and footnote disclosure. As of the Balance Sheet Date, the Company had no indebtedness or other liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is not disclosed in the Financial Statements (including the footnotes thereto). The Company has not incurred since the Balance Sheet Date any indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than those incurred since the Balance Sheet Date in the ordinary course of business.

         2.5 Capitalization.

         (a) The authorized capital stock of the Company consists of (a) 100,000,000 shares of common stock, par value $0.000005 per share, of which 22,084,762 shares are issued and outstanding as of the date hereof, (b) 5,000 shares of Convertible Preferred Stock - 1996, par value $0.001 per share, of which 2,223 shares are issued and outstanding as of the date hereof and (c) 5,000,000 shares of Convertible Preferred Stock - 2000, par value $0.000005 per share, of which 613,727 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of the Company are owned by the Company Stockholders in the amounts set forth on Schedule 2.5(a).

         (b) Schedule 2.5(b) lists each outstanding Company Warrant and Company Option, whether issued under the Company Stock Option Plan or otherwise, together with the holder, exercise price, grant date, vesting schedule and amount vested and unvested, if applicable.

         (c) There are no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which the Company is a party requiring or restricting the issuance, sale or transfer of any equity securities of the Company or any securities convertible directly or indirectly into equity securities of the Company, or evidencing the right to subscribe for any equity securities of the Company, or giving any Person any rights with respect to the capital stock of the Company. Except as set forth on Schedule 2.5(c), there are no voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings with respect to the capital stock of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable.

         2.6 No Material Adverse Change; No Dividends.

         Since the Balance Sheet Date, there has been no material adverse change in the business of the Company (as presently conducted or presently expected to be conducted), financial condition or results of operations of the Company. Since the Balance Sheet Date (a) except as set forth on Schedule 2.6, no dividends or distributions have been declared or paid on or made with respect to any equity interests of the Company nor have any such interests been repurchased or redeemed, and (b) except as set forth on Schedule 2.6, the Company has taken no action which would have violated Section 5.5 if this Agreement had been dated as of the Balance Sheet Date and such covenants had been binding and applicable from and after such date.

         2.7 Assets.

         Schedule 2.7 sets forth an accurate list of: (a) all personal property which is included (or that will be included) in "property and equipment" (or similarly named line item) on the Financial Statements, (b) all other personal property owned by the Company with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and
(c) all leases and agreements in respect of personal property, including, in the case of each of (a), (b) and (c), true, complete and correct copies of all such leases which have been provided to the Acquiror. All personal property used by the Company is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 2.7. All of the personal property listed on
Schedule 2.7 is in good working order and condition, ordinary wear and tear excepted. All leases and agreements included on Schedule 2.7 are in full force and effect and constitute valid and binding agreements of the Company of the other parties thereto in accordance with their respective terms. The Company has good and marketable title to all of its properties and assets shown as owned on the Balance Sheet or acquired thereafter (except for assets disposed of in the ordinary course of business since the Balance Sheet Date or as set forth in
Schedule 2.7), free and clear of any lien, security interest, mortgage, pledge, hypothecation, charge, preemptive right, voting trust, imposition, covenant, condition, right of first refusal, easement or conditional sale or other title retention agreement or other restriction (an "Encumbrance"). The personal property listed on Schedule 2.7 constitutes all of the personal property necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted.

         2.8 Tax Matters.

         (a) The Company and any consolidated, combined, unitary or aggregate group (and all members thereof) for Tax purposes of which Company is or has been a member, have properly completed and timely filed with all appropriate Governmental Authorities, all Tax Returns, estimates and reports required to be filed by them and have paid all Taxes shown thereon to be due or which otherwise are or have become due and payable prior to the date hereof.

         (b) The accruals and reserves reflected in the Financial Statements specified as being with respect to Taxes are adequate to cover all Taxes that are or may become payable or that have accrued as a result of the operations of Company for all periods prior to the date of such Financial Statements and that have not been paid as of the date hereof. The Company does not have any liability for unpaid Taxes accruing prior to the Balance Sheet Date (except to the extent adequately provided for by the above-specified accruals and/or reserves) or accruing after the Balance Sheet Date except for Taxes incurred in the ordinary course of business and consistent with past practice subsequent to the Balance Sheet Date. There is (i) no claim for Taxes that is an Encumbrance against the property of the Company that is being asserted against the Company other than Encumbrances for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company being conducted or, to the Company's Knowledge, threatened or contemplated by a Tax Authority and (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company and currently in effect.

         (c) To the Company's Knowledge, the Company has not been nor will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger. The Company has not filed nor will it file any consent to have the provisions of subsection 341(f)(2) of the Code (or comparable provisions of any state Tax
Laws) apply to the Company. The Company is not a party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement.

         (d) The Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. The Company has never been a member of a consolidated, combined, unitary or aggregate group of which Company was not the ultimate parent corporation. The Company has in its possession no receipts for any Taxes paid to foreign Tax Authorities, other than those described on Schedule 2.8(d). The Company is not and has never been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

         (e) For purposes of this Agreement "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, Governmental Authority fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person. For purposes of this Agreement, "Tax Return" means any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes. As used in this Section, the "Company" means the Company and any entity included in, or required under GAAP to be included in, any of the Financial Statements.

         2.9 Products.


         Except as set forth on Schedule 2.9, to the Company's Knowledge, there are no material defects in the Company's commercially available software products (the "Products"), and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, technical documentation, drawings, flow charts, diagrams, source language statements, and demo disks related to, associated with or used or produced in the development of (collectively, the "Documentation") the Products. The Products operate substantially as represented in the Documentation for such Products and in the Company's Confidential Information Memorandum delivered to the Acquiror. Schedule 2.9 sets forth a summary of all warranty claims with respect to the Products within the past three years and a summary of any warranty claims pending or threatened.

         2.10 Intellectual Property.

         (a) The Company owns or has the right to use pursuant to license, sublicense, agreements or permission all Intellectual Property (as defined below) necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted. Schedule 2.10(a) sets forth a complete and accurate list of each item of Intellectual Property owned or used by the Company. Except as set forth on Schedule 2.10(a), each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Acquiror on identical terms and conditions immediately subsequent to the Closing hereunder. For purposes of this Agreement, "Intellectual Property" means any intangible property rights, including but not limited to inventions, discoveries, technology, trade secrets, processes, formulas and know-how, in whatever form or medium, U.S. and foreign patents, pending or granted, if any, patent applications, trade names, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Company in its business and all licenses and other agreements to which the Company is a party (as licensor, licensee or otherwise) or by which the Company is bound relating to any of the foregoing kinds of property.

         (b) Except as set forth on Schedule 2.10(b), the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of third parties with respect to the Intellectual Property, and none of the Company Stockholders or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Except as set forth on
Schedule 2.10(b), to the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

         (c) Schedule 2.10(c) identifies (i) any and each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, (ii) any and each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property and (iii) any and each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Acquiror correct and complete copies of any and all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 2.10(c) also identifies each trade name or unregistered trademark used by the Company in connection with its business. With respect to each item of Intellectual Property required to be identified on
Schedule 2.10(c), except as set forth on Schedule 2.10(c):

                  (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) other than indemnities contained in the Company's customer license agreements or other license agreements entered into in the ordinary course, the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (d) Schedule 2.10(d) identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission. The Company has delivered to the Acquiror correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 2.10(d), except as set forth on Schedule 2.10(d):

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) to the Company's Knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) to the Company's Knowledge, no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, the representations and warranties set forth in clauses (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         (e) Except as set forth on Schedule 2.10(e), the transactions contemplated by this Agreement will not result in (i) the infringement or misappropriation by the Company of any Intellectual Property right of any other Person, (ii) a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by any contracts involving the grant to the Company of any rights relating to the Intellectual Property of any third party or (iii) the requirement of that the Company obtain the consent of any third party or Governmental Authority, which consent has not been previously obtained.

         (f) Each item of Intellectual Property owned or used by the Company has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the Company's Knowledge, all former and current members of management and key personnel of the Company, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of any of such Intellectual Property (collectively, "Personnel"), have executed and delivered to the Company a proprietary information agreement restricting such Person's right to disclose proprietary information of the Company and its clients. All former and current Personnel, either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising thereby. No former or current Personnel have any claim against the Company in connection with such Person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of the Company have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of its business operations, which patents or application have not been assigned to the Company, with such assignment duly recorded in the United States Patent Office.

         2.11 Permits; Compliance with Law.

         The Company is in compliance with all applicable national, state, local and foreign laws, rules and regulations, except for such noncompliance which, in the aggregate, will not have a Material Adverse Effect. The Company holds all required licenses, franchises, permits and authorizations of Governmental Authorities and the Company has delivered to the Acquiror an accurate list and summary description (which is set forth on Schedule 2.11) of all such licenses, franchises, permits and other governmental authorizations (a list of all environmental permits and other environmental approvals is set forth on Schedule 2.17). The licenses, franchises, permits and other governmental authorizations listed on Schedules
2.11 and 2.18 are valid and in effect, and the Company has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other authorizations listed on Schedules 2.11 and 2.18, except for such noncompliance which, in the aggregate, will not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any licenses, franchises, permits or authorizations listed on Schedules 2.11 or 2.18.

         2.12 Real Property; Leases of Real Property.

         (a) The Company owns no interest in any real property.

         (b) Schedule 2.12 contains a complete and correct list of all written (and a summary description of all oral) leases, subleases, license agreements or other rights of possession or occupancy of real property to which the Company is a party (as tenant, occupier or possessor) (each a "Lease" and collectively the "Leases"). A complete and correct copy of each Lease has been furnished to the Acquiror. Except as disclosed on Schedule 2.12, no consent is required of any landlord or other third party to any Lease to consummate the transactions contemplated hereby. The Company is not in default in any respect beyond any applicable notice or grace period or has received written notice of any such default still outstanding on the date hereof under any Lease, and on the date hereof there exists no uncured default thereunder by any other party. All Leases are in full force and effect and are enforceable against the parties thereto in accordance with their terms except as limited by the Bankruptcy and Equity Exceptions. The real property described on Schedule 2.12 constitutes all the real property necessary for the operation of the business of the Company as presently conducted or as presently proposed to be conducted.

         2.13 Insurance.

         Schedule 2.13 contains a complete and correct list of all policies of insurance of any kind or nature covering the Company; including, without limitation, policies of life, fire, theft, employee fidelity, directors' and officers' and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been provided to the Acquiror. No notice of cancellation has been received by the Company with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.

         2.14 Contracts.

         (a) Schedule 2.14 lists the following agreements to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person; (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a loss to the Company, or involve consideration paid or received in excess of $10,000; (iii) any agreement concerning a partnership or joint venture; (iv) any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which the Company has imposed an Encumbrance on any of its assets, tangible or intangible; (v) any agreement concerning confidentiality or non-competition; (vi) any agreement involving any of the Company Stockholders or their affiliates; (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, stockholders or employees; (viii) any collective bargaining agreement or other agreement with labor unions or their representatives; (ix) any agreement for the employment or retention as an independent contractor of any individual on a full-time, part-time, consulting, or other basis; (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, stockholders or employees outside the ordinary course of business; (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; or (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000, including all agreements with customers. Complete and correct copies of each such agreement have been provided to the Acquiror.

         (b) The Company has performed all of the obligations required to be performed by it to date and is not in default in any respect under any agreement set forth on Schedule 2.14, except for such default which, in the aggregate, will not have a Material Adverse Effect. To the Company's Knowledge, no party with whom the Company has such an agreement is in default thereunder. All of the agreements set forth on Schedule 2.14 are in full force and effect and enforceable against the parties thereto in accordance with their terms, except as limited by the Bankruptcy and Equity Exceptions. The Company has not been notified that any party to any agreement set forth on Schedule 2.14 intends to cancel, terminate, not renew or exercise an option, or materially diminish the services provided under any such agreement, whether in connection with the transactions contemplated hereby or otherwise. The Company has not been the subject of any warranty claim, indemnification claim or any other claim whatsoever arising out of or relating to any agreement set forth on Schedule
2.14 and no such claims have been or are presently threatened and no basis for any such claim exists.

         2.15 Restrictions.

         Except as set forth in Schedule 2.15, neither the execution or delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which the Company is a party or to which it is bound or subject, conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement or contract listed on Schedule 2.14, or constitute a default in any respect thereunder, or result in the creation of any Encumbrance upon any of the Company's assets, nor will it violate any of the provisions of the Company's Charter or Bylaws, or violate any judgment or decree by which it is bound.

         2.16 Litigation; Orders.

         Except as set forth on Schedule 2.16, there is no pending action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, heard by or before, or otherwise involving, any court, Governmental Authority, arbitrator or other third party, whether at law or in equity (a "Proceeding") that (a) has been commenced by or against the Company or that otherwise relates to or may affect the business or assets of the Company or (b) challenges or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Merger or the other transactions contemplated hereby. Except as set forth on Schedule 2.16, to the Company's Knowledge, no such Proceeding has been threatened and no event has occurred or circumstances exist that may give rise to or serve as a basis for commencement of any such Proceeding. Copies of all pleadings, correspondence and other documents relating to each Proceeding listed on Schedule 2.16 have been delivered or made available to the Acquiror. The Company is not subject to or limited by any order of any Governmental Authority.

         2.17 Third Party and Governmental Consents.

         Except as set forth in Schedule 2.17, no consent, waiver, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger and (b) any filings as may be required under applicable federal and state securities laws. Any consents set forth on Schedule 2.17 are referred to collectively as the "Consents."

         2.18 Environmental Matters.

         (a) Except as disclosed in Schedule 2.18, (i) the operations of the Company are now and have been in compliance with applicable Environmental Laws, except for such noncompliance which, in the aggregate, will not have a Material Adverse Effect, (ii) the Company is not subject to any pending or threatened judicial or administrative proceeding alleging the violation of any Environmental Law or alleging responsibility for environmental conditions at any property, (iii) the Company has not received any written notice that it is potentially responsible for environmental conditions at any property; (iv) the Company has not received a request for information under any Environmental Law;
(v) to the Company's Knowledge, the Company has not disposed of or released Hazardous Materials nor are underground storage tanks present on, in, at or under any real property currently owned or leased by the Company; (vi) the Company has not disposed of or released any Hazardous Materials in or at any other real property; (vii) the Company has all permits and approvals required by Environmental Laws to conduct its existing business operations; (viii) the Company has not agreed to indemnify any predecessor or other party, including a buyer, seller, landlord or tenant, with respect to any environmental liability;
(ix) the transactions contemplated by this Agreement are not subject to any environmental transfer laws and no governmental approval, clearance or consent is required under any Environmental Law for the consummation of the transactions contemplated hereby; (x) to the Company's Knowledge, no other Person has released Hazardous Materials at any property now or formerly owned or operated by the Company or in a location that would threaten or contaminate such properties; and (xi) the Company has delivered to the Acquiror copies of all environmental reports, permits, suits, information requests, orders, notices of violation, closure letters, site status letters and similar documentation that are in the Company's possession or control and has disclosed its waste practices and its use of Hazardous Materials, if any.

         (b) For purposes of this Agreement, "Environmental Laws" shall mean any national, local or foreign law, ordinance, regulation, order or permit pertaining to the environment, natural resources or public health or safety as presently in effect or as amended as of the Closing Date.

         (c) For purposes of this Agreement, "Hazardous Materials" shall mean hazardous wastes as presently defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq., as amended, and regulations promulgated thereunder and hazardous substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA" or "Superfund") and regulations promulgated thereunder, and shall also include any substance, material or waste (regardless of physical form or concentration) that is regulated, listed or identified under any Environmental Law which is or was applicable to the operations of the Company and any other substance, material or waste (regardless of physical form or concentration) which is or may become hazardous or toxic to living things or the environment.

         2.19 Employees and Consultants.

         (a) The Company has provided the Acquiror with a true and complete list of all Persons employed by the Company, all Persons who perform work for the Company pursuant to any agreement(s) between the Company and any employment agency, and all independent contractors and consultants (collectively, the "Independent Contractors") of Company as of the date hereof, and the position and total compensation, including base salary or wages, bonus, commissions, and all other available forms of compensation, payable to each such individual.

         (b) Schedule 2.19 lists all current written or oral employment agreements, offer letters, contractor agreements, consulting agreements or termination or severance agreements to which the Company is a party. This Agreement and the transactions contemplated hereby do not and will not violate any such employment agreements, offer letters, or contractor or consulting agreements. The Company is in compliance in all material respects with all currently applicable federal, state, and local laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and Company is not engaged in any unfair labor practice.

         (c) All individuals performing services for Company as Independent Contractors (defined as any individual who provides services for Company who is not treated as a common-law employee for purposes of statutory withholdings and/or employment benefits) at any time are properly classified as independent contractors pursuant to all applicable regulations, including but not limited to I.R.S. Revenue Ruling 87-41, 1987-1 C.B. 296.

         (d) The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no claims or controversies pending or, to the Company's Knowledge, threatened, between Company and any of its employees or Independent Contractors, which claims of controversies have or will result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic.

         (e) The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union to organize any such employees. To the Company's Knowledge, no employees or Independent Contractors of the Company are in violation of any term of any employment contract, patent disclosure agreement, enforceable non-competition agreement, or any enforceable restrictive covenant to a former employer or customer relating to the right of any such employee or Independent Contractor to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others.

         (f) No employees or Independent Contractors of the Company have given notice to the Company, nor is the Company otherwise aware, that any such employee or Independent Contractor intends to terminate his or her employment or contractor or consulting relationship with the Company.

         2.20 Business Conduct.

         Except as set forth on Schedule 2.20, since the Balance Sheet Date the Company has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as set forth on Schedule 2.20, since the Balance Sheet Date there has not been any:

         (a) material adverse effect on the Company;

         (b) loan or advance by the Company to any Person other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

         (c) declaration, setting aside, or payment of any dividend or other distribution in respect of any equity interest in the Company, or any direct or indirect redemption, purchase, or other acquisition of such equity interest;

         (d) incurrence of any debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of Taxes and governmental charges but not penalties, interest or fines in respect thereof;

         (e) issuance by the Company of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

         (f) cancellation, waiver or release by the Company of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

         (g) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company;

         (h) negotiation, sale, lease, transfer or conveyance by the Company of any assets other than in the ordinary course of business;

         (i) capital expenditures or commitments therefor by the Company in excess of $10,000;

         (j) creation of any lien or Encumbrance on any asset of the Company;

         (k) adoption, amendment or termination of any employee benefit plan;

         (l) increase in the benefits provided under any employee benefit plan;
or

         (m) an occurrence or event not included in clauses (a) through (l) that has or might be expected to have a material adverse effect on the Company.

         2.21 Transactions with Affiliates.

         Except as set forth on Schedule 2.21, the Company is not a party to any contract, agreement or other arrangement with (a) any current or former officer, director, employee or stockholder; (b) any parent, spouse, child, brother, sister or other family relation of any such officer, director, employee or stockholder; (c) any corporation, partnership or other entity of which any such officer, director, employee or stockholder or any such family relation is an officer, director, employee, partner or greater than 10% owner (based on percentage ownership of voting interest); or (d) any trust with respect to which any such entity is a trustee or beneficiary.

         2.22 No Brokers.

         Neither the Company nor any Person acting on behalf of the Company has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based, except for a fee payable to The McLean

Group LLC (which will be paid out of the Company Cash Consideration) for which neither the Acquiror nor the Company will be responsible.

         2.23 Accounts Receivable.

         Except as set forth on Schedule 2.23, all accounts, accounts receivable, notes and notes receivable, including all rights of the Company to payment for goods sold or for services rendered which are payable to the Company, including any security held by the Company for the payment thereof (collectively, the "Accounts Receivable") are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to any reserve for bad debts set forth on the face of the Balance Sheet (rather than in any notes thereto).

         2.24 Customers and Suppliers.

         Schedule 2.24 contains a complete and accurate list of each of Company's suppliers (in excess of $5,000 of expense per year) and each of the Company's customers (in excess of $5,000 of revenue per year) during the fiscal year ended June 30, 2000 and from June 30, 2000 through the Balance Sheet Date. Except as set forth in Schedule 2.24, neither the Company nor any Major Stockholder has received notice that, or has reason to believe that, any such supplier or any customer of the Company does not plan to continue to do business with the Acquiror, or plans to reduce its supplies to or volume of orders from the Acquiror or will not do business on substantially the same terms and conditions with the Acquiror subsequent to the Closing Date as such supplier or customer did with the Company before the Closing Date. Schedule 2.24 also contains a list of all of the Company's existing site licenses, together with the number of licenses covered and the license fees paid for each. All of the Company's relationships with its customers (a) are described in written agreements, copies of which have been provided to the Acquiror, (b) have not been orally modified and (c) require no performance by the Company beyond the written terms thereof.

         2.25 Employee Benefit Plans; ERISA.

         (a) Definitions. For purposes of this Agreement, the following terms have the following meanings:

         "Benefit Plans" means all employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit arrangements, obligations, customs, or practices (including but not limited to a payroll practice), whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to current or former directors, employees or agents of the Company or an ERISA Affiliate, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business of the Company, other than Multiemployer Plans, maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employees, directors or agents of the Company or an ERISA Affiliate, in the six-year period before the date of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business the employees of which, together with the employees of the Company, are treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Multiemployer Plan" means any multiemployer plan as defined in Section 3(37) of ERISA to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employees of the Company or an ERISA Affiliate before the Closing Date.

         "Multiple Employer Plan" means a Benefit Plan that is a multiple employer plan subject to Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

         "Pension Plan" means a Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA.

         "VEBA" means an association that is or is intended to be a voluntary employees' beneficiary association under Section 501(c)(9) of the Code, whose members include current or former employees of the Company or an ERISA Affiliate, maintained at any time during the six-year period before the date of this Agreement.

         "Welfare Plan" means a Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA.

         (b) Employee Benefit Representations.

                  (i) List of Plans. Schedule 2.25 provides complete and correct lists of: (A) Pension Plans, identifying among them plans that are intended to qualify under Section 401(a) of the Code, (B) Welfare Plans, identifying among them plans that provide benefits after a participant's retirement or other termination of employment, other than benefits in the form of continuation coverage under a group health plan as required by Section 4980B of the Code or Sections 601 through 608 of ERISA if paid 100% by the participant or beneficiary; (C) Multiemployer Plans; (D) all other Benefit Plans not listed pursuant to (A) through (C), above. The Company has no Pension Plans subject to Title IV of ERISA, no Multiple Employer Plans and no VEBAs;

                  (ii) Documents Regarding Plans. Except as disclosed in
Schedule 2.25 the Company has provided to the Acquiror correct and complete copies of the following:

                           (A) With respect to each Benefit Plan: (1) all
documents that set forth the terms of the Benefit Plan, including without limitation plan documents, summary plan descriptions, employee handbooks and all amendments thereto; (2) all agreements relating to the funding of the Benefit Plan, including without limitation trust agreements and insurance policies; (3) all agreements concerning the administration or management of the Benefit Plan, including without limitation agreements for consulting, administrative or investment advisory, management or custodial services; (4) written descriptions of all material non-written agreements relating to the Benefit Plan; (5) all reports submitted within the three years preceding the date of this Agreement by plan administrators, actuaries, investment managers, consultants or other independent contractors; (6) all notices within the three years preceding the date of this Agreement received from any governmental agency or entity; and (7) all filings with a governmental agency or entity within the three years preceding the date of this Agreement, including without limitation compliance program applications and registration statements;

                           (B) With respect to each Pension Plan, in addition to
the documents required for a Benefit Plan as set forth above: (1) IRS Forms 5500, including all schedules attached thereto, for the last three plan years for which the filing of such Forms have become due before the date of this Agreement and (2) if the Pension Plan is or is intended to qualify under Section 401(a) of the Code, the most recently issued Internal Revenue Service determination letter and the last application submitted to Internal Revenue Service to request for a determination letter;

                           (C) With respect to each Welfare Plan, in addition to
the documents required for a Benefit Plan as set forth above, the IRS Forms 5500, including all schedules attached thereto, for the last three plan years for which the filing of such Forms have become due before the date of this Agreement;

                           (D) A calculation of the liability of the Company for
post-retirement benefits other than pension benefits, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by that Statement to disclose such information; and

                           (E) For all Benefit Plans not subject to the
reporting and disclosure requirements of ERISA, the financial cost of the obligations owed thereunder.

                  (iii) Benefit Plans In General. Except as disclosed in
Schedule 2.25:

                           (A) Each Benefit Plan has been administered in
accordance with the terms of the plan documents and has been maintained, in form and in operation, in accordance with applicable laws, regulations and published rules and guidance by governmental authorities, except for such violations of applicable laws, regulations and published rules and guidance by governmental authorities which, in the aggregate, would not have a Material Adverse Effect;

                           (B) Each Benefit Plan intended to qualify under
Section 401(a) of the Code is so qualified and each trust for such Benefit Plan is tax-exempt under Section 501(a) of the Code, and no event has occurred or circumstance exists that will or could give rise to the disqualification of the Benefit Plan or loss of tax-exempt status of the trust;

                           (C) No material pending claim or lawsuit which has
been asserted or instituted by or against a Benefit Plan, against the assets of a trust under a Benefit Plan or by or against the plan sponsor, plan administrator, or any fiduciary of a Benefit Plan (other than routine claims for benefits), and the Company and the ERISA Affiliates have no Knowledge of any fact which could form the basis for any such claim or lawsuit;

                           (D) No event has occurred and no condition exists
with respect to any Benefit Plan that would subject the Company or the Acquiror to any tax under Chapter 43 of the Code or Section 502(c) of ERISA;

                           (E) No transaction or arrangement has occurred with
respect to a Benefit Plan that is prohibited under Section 406 of ERISA or is a "prohibited transaction" under Section 4975 of the Code, except exempt transactions and arrangements;

                           (F) Each Benefit Plan (including without limitation a
Benefit Plan covering retirees of the Company or an ERISA Affiliate or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor, in any manner and at any time, without the consent of any Person covered thereunder and may be terminated without any further liability for benefits that may be accrued or expenses that may be incurred after the date of such termination;

                           (G) No Benefit Plan has any provisions that would
prohibit the transactions contemplated by this Agreement, or give rise to or accelerate any liability under such Benefit Plan (including without limitation any acceleration in benefits vesting or distribution) as a result of the transactions contemplated by this Agreement;

                           (H) No payment that is owed or may become due any
director, officer, employee, or agent of the Company in connection with a Benefit Plan will be non-deductible to the payor under Section 280G of the Code or will subject to tax under Section 4999 of the Code; nor will the Company or the Acquiror be required to "gross up" or otherwise compensate any Person in connection with a Benefit Plan because of the imposition of any excise tax under
Section 4999 of the Code;

                           (I) The Company and the ERISA Affiliates have no
Knowledge of any oral or written statement made by the Company, an ERISA Affiliate or any officer, employee or agent thereof, regarding the Benefit Plan that was not in accordance with the Benefit Plan and that could have an adverse economic consequence to the Company; and

                           (J) The Company has no liability (whether actual or
contingent) with respect to any Benefit Plan sponsored or maintained by an ERISA Affiliate.

                  (iv) Welfare Plans. Except as disclosed in Schedule 2.25:

                           (A) Each Welfare Plan intended to meet the
requirements of tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

                           (B) There is no disqualified benefit (as defined in
Section 4976(b) of the Code) under a Welfare Plan which would subject the Company or the Acquiror to tax under Section 4976(a) of the Code;

                           (C) Each Welfare Plan that is a group health plan as
defined in Section 5000(b)(1) of the Code has been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act, and the health insurance portability and accountability requirements of sections 9801 through 9806 of the Code and sections 731 through 734 of ERISA, to the extent such requirements are applicable, except for such noncompliance which, in the aggregate, would not have a Material Adverse Effect; and

                           (D) Each Welfare Plan subject to Section 1862(b)(1)
of the Social Security Act has been operated in compliance with the secondary payor requirements of that Section.

         2.26 Registration Rights.

         Except as set forth on Schedule 2.26, there is no agreement of the Company to register under the Securities Act any shares of Company Capital Stock or any shares of Company Capital Stock issuable upon the exercise of Company Options.

         2.27 Disclosure.

         All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Acquiror by or on behalf of the Company or the Major Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate. None of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by the Company to the Acquiror pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company's Confidential Information Memorandum delivered to the Acquiror does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE MAJOR STOCKHOLDERS

         Each of the Major Stockholders hereby severally represents and warrants to the Acquiror, solely as to himself or itself and not with respect to any other Major Stockholder, that except as set forth in the Disclosure Schedule, the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

         3.1 Title; Agreements.

         Except as set forth on Schedule 3.1, such Major Stockholder (a) holds of record and holds beneficially the ownership interest in the Company set forth opposite his or her name on Schedule 2.5, free and clear of any and all Encumbrances, (b) is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Company and (c) owns no other, and has no other right to purchase, any equity interests in Company that is not disclosed in the Disclosure Schedule.

         3.2 Execution and Effect of Agreement.

         Such Major Stockholder has the full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Major Stockholder, and the consummation by such Major Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceeding on the part of such Major Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Major Stockholder and constitutes the legal, valid and binding obligation of such Major Stockholder, enforceable against such Major Stockholder in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

         3.3 No Violation.

         Neither the execution or delivery of this Agreement by such Major Stockholder nor the consummation of the transactions contemplated hereby (a) will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, Governmental Authority, or court to which such Major Stockholder is a party or to which such Major Stockholder is bound or subject or (b) will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which such Major Stockholder is a party, or constitute a default thereunder, or result in the creation of any Encumbrance.

         3.4 Litigation; Claims.

         There is no litigation, claim, proceeding or government investigation pending or threatened against the Major Stockholders which could reasonably be expected to have a material adverse effect on the Company or the transactions contemplated by this Agreement.

         3.5 Consents.

         Except as set forth in Schedule 3.5, no consent, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of such Major

Stockholder is required in connection with the execution and delivery by such Major Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

         3.6 No Brokers.

         Neither the Major Stockholder nor any Person acting on behalf of such Major Stockholder has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based, except for a fee payable to The McLean Group LLC (which will be paid out of the Company Cash Consideration) for which neither the Acquiror nor the Company will be responsible.

         3.7 Investment Representations.

         (a) Such Major Stockholder has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Acquiror and was not formed for the purpose of investing in the Acquiror Stock. Except as set forth on Schedule 3.7, such Major Stockholder has assets sufficient to enable it to bear the economic risk of its investment in the Acquiror Stock and either (i) if it is a trust, has assets in excess of $5,000,000 and the purchase of the Acquiror Stock is directed by a Person who has such knowledge and sophistication in financial and business matters that he is capable of evaluating the merits and risks of investing in the Acquiror Stock, (ii) with respect to a natural Person, has sufficient income and/or net worth to meet the requirements of an "accredited investor" as defined in Rule 501 under the Securities Act, (iii) with respect to a partnership, has only "accredited investors", as defined in Rule 501 under the Securities Act, as partners. Such Major Stockholder is acquiring the Acquiror Stock for its own account, and not with a view to, or for sale in connection with, any distribution thereof.

         (b) Such Major Stockholder understands that the Acquiror Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, that the Acquiror Stock has not been registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements, and that the Acquiror Stock may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws, or exempted from registration, and that the certificates representing the Acquiror Stock will bear the legends required by applicable securities and blue sky laws. Such Major Stockholder further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act is not presently available with respect to the Acquiror Stock.

         3.8 Major Stockholder's Acknowledgement as to Information.

         Such Major Stockholder or representatives of such Major Stockholder have received from the Acquiror or the Acquiror has made available such information, including the Acquiror's final prospectus dated June 29, 2000, as they have requested with respect to the Acquiror as such Major Stockholder has deemed necessary and relevant in connection with the transactions contemplated by this Agreement, and such Major Stockholder has had the opportunity, directly or through such representatives, to ask questions of and receive answers from Persons acting on behalf of the Acquiror necessary to verify the information so obtained.

         3.9 Disclosure.

         All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Acquiror by or on behalf of the Major Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate. None of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by such Major Stockholder to the Acquiror pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUBSIDIARY

         Each of the Acquiror and the Subsidiary hereby jointly and severally represents and warrants to Company that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

         4.1 Organization and Existence.

         The Acquiror is a corporation duly organized and validly existing under the laws of Israel. The Acquiror has full corporate power and authority to own its properties and carry on its business as it is now being conducted. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is an indirect wholly-owned subsidiary of the Acquiror.

         4.2 Execution and Effect of Agreement.

         Each of the Acquiror and the Subsidiary has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Acquiror and the Subsidiary and the consummation by each of the Acquiror and the Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquiror and the Subsidiary, and no other proceeding on the part of the Acquiror or the Subsidiary is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror and the Subsidiary and constitutes the legal, valid and binding obligation of each of the Acquiror and the Subsidiary, enforceable against it in accordance with their respective terms, except as limited by the Bankruptcy and Equity Exceptions.

         4.3 No Violation.

         Neither the execution or delivery of this Agreement by the Acquiror or the Subsidiary nor the consummation of the transactions contemplated hereby will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority, or court to which the Acquiror or the Subsidiary is a party or to which any of them is bound or subject, or the provisions of (a) the Memorandum of Association or Articles of Association of the Acquiror or (b) the Charter or Bylaws of the Subsidiary.

         4.4 Consents.

         No consent, waiver, approval, permit, authorization of, declaration to or filing with any third party or Governmental Authority on the part of the Acquiror or the Subsidiary is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger, (b) any filings as may be required under applicable federal and state securities laws and (c) the approval of the Research Committee of the Office of Chief Scientist of the State of Israel.

         4.5 No Brokers.

         Neither the Acquiror, the Subsidiary nor any Person acting on behalf of the Acquiror or the Subsidiary has agreed to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based.

         4.6 Capital Structure.

         The authorized capital stock of the Acquiror consists of 70,000,000 ordinary shares, NIS 0.03 per share, of which 21,926,378 shares were issued and outstanding as of the close of business on September 30, 2000. The authorized capital stock of the Subsidiary consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding and held by Precise Software Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of the Acquiror. The shares of the Acquiror Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

         4.7 Disclosure.

         All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Company or the Company Stockholders by or on behalf of the Acquiror or the Subsidiary in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate. None of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by the Acquiror or the Subsidiary to the Company or the Major Stockholders pursuant hereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                              PRE-CLOSING COVENANTS

         5.1 Filings and Other Actions.

         Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees: (a) to cooperate with one another in determining whether any filings are required to be made with, or consents or permits are required to be obtained from, any Governmental Authority in any jurisdiction or any lender, lessor or other third party in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking timely to obtain any such consents and permits; (b) to use their best efforts to defend all actions challenging this Agreement or the consummation of the transactions contemplated hereby and use their best efforts to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (c) to use best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

         5.2 Access and Cooperation.

         (a) Between the date of this Agreement and the Closing Date, the Company will afford to the representatives of the Acquiror access to all of the Company's sites, properties, books and records and will furnish the Acquiror with such additional financial and operating data and other information as to the business and properties of the Company as the Acquiror may from time to time request. The Company will cooperate with the Acquiror and its representatives, including the Acquiror's auditors and counsel, in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement.

         (b) The Acquiror, the Major Stockholders and the Company will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted as confidential in accordance with the provisions of Section 9.2 hereof. The parties and their respective representatives will take such reasonable steps as are necessary to ensure that they maintain the confidentiality of the transactions contemplated by this Agreement until the Closing Date.

         (c) During the period between the date hereof and the Closing Date, the Company and the Major Stockholders shall consult with the Acquiror regarding all business and operating decisions outside the ordinary course affecting the Company. The Company and the Major Stockholders acknowledge the interest of the Acquiror in the operations and decisions of the Company and agree to give careful consideration to any suggestions the Acquiror may make with regard thereto.

         5.3 Special Meeting.

         (a) The Company shall hold a special meeting of Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger (the "Company Special Meeting") in accordance with Maryland Law. In lieu of the Company calling a Company Special Meeting of the Company Stockholders, the Company may circulate for execution a written consent of stockholders in lieu of special meeting.

         (b) The Company will promptly provide all information relating to its business or operations necessary for inclusion in the materials to be delivered to the Company Stockholders to satisfy all requirements of applicable state and federal securities laws. The Acquiror will deliver to the Company, and the Company will promptly provide to the Company Stockholders, the Acquiror's final prospectus dated June 29, 2000 and Quarterly Report on Form 10-Q for the three months ended June 30, 2000. The Company and the Acquiror will not provide or publish to the Company Stockholders any material concerning them or their affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby. The Company shall comply with all applicable provisions of Maryland Law in the preparation, filing and distribution of any stockholder materials, the solicitation of proxies thereunder, and the calling and holding of the Company Special Meeting.

         (c) The Company, acting through its Board of Directors, shall include in any stockholder materials the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the requisite approval of the Company Stockholders. Each of the Major Stockholders shall vote in favor of adoption of this Agreement and the approval of the Merger.

         5.4 Securities Laws; Company Options.

         (a) Prior to the Closing, the Company shall not take any action, including the granting of employee stock options, that would cause the number of the Company Stockholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement or that would cause any Person who does not meet the standards of Regulation D required for "purchasers" under Regulation D to become a stockholder, provided, however, the Company will not be precluded from issuing Company Common Stock upon the exercise of Company Options.

         (b) The Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Stock in connection with the Merger. The Company shall use its best efforts, to the extent commercially reasonable, to assist the Acquiror as may be necessary to comply with such securities and blue sky laws.

         (c) The Company agrees that it shall not accelerate the vesting of any Company Options in connection with the Merger or otherwise.

         5.5 Conduct of Business Pending Closing.

         Except as otherwise provided in this Agreement, between the date of this Agreement and the Closing Date, the Company and the Major Stockholders shall:

         (a) carry on the Company's business in the ordinary course substantially as conducted heretofore;

         (b) take any reasonable steps necessary to preserve existing relationships with Persons related to the Company's business;

         (c) not amend or terminate any agreements or contracts to which it is a party;

         (d) inform the Acquiror of the occurrence of any event which may result in a material change in the Company's business, financial condition or operations or any of the information previously provided to the Acquiror.

         (e) not enter into any single or series of contracts, agreements or commitments relating to the Company's business which have an aggregate value in excess of $10,000 without the prior written consent of the Acquiror;

         (f) not negotiate, sell lease, transfer or convey any assets other than in the ordinary course of business;

         (g)      not cause any material adverse effect on the Company;

         (h) not loan or advance to any Person other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

         (i) not declare, set aside, or pay any dividend or other distribution in respect of any equity interest in the Company, or directly or indirectly redeem, purchase, or otherwise acquire such equity interest, except for the possible redemption of the Company Preferred Stock;

         (j) not incur any debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of Taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

         (k) not issue any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities, other than Company Options to acquire up to 20,000 shares of Company Common Stock that, to the extent consistent with Section 5.4, may be granted by the Company in connection with the Company's hiring of new employees;

         (l) not cancel, waive or release any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

         (m) not amend the Company's Charter or Bylaws;

         (n) not change the accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company;

         (o) not make capital expenditures or commitments therefor in excess of $10,000;

         (p) not create or allow the creation of any lien or Encumbrance on any asset of the Company;

         (q) not adopt, amend or terminate any employee benefit plan;

         (r) not increase the benefits provided under any employee benefit plan; and

         (s) not take any action which would give rise to a breach of any of the representations and warranties set forth in Article II or Article III hereof;

         5.6 No Shop.

         In consideration of the substantial expenditure of time, effort and expense undertaken by the Acquiror in connection with its due diligence review and the preparation and execution of this Agreement, the Company and the Major Stockholders agree that neither they nor their representatives will, after the execution of this Agreement until the Closing Date, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) any acquisition proposal relating to or affecting the Company or any part of it, or any direct or indirect interests in the Company, whether by purchase of assets or interests, merger or other transaction, and that the Company will promptly advise the Acquiror of the terms of any communications any of the Major Stockholders or the Company may receive or become aware of relating to any bid for all or any part of the Company.

         5.7 Notification of Certain Matters.

         The Major Stockholders and the Company shall give prompt notice to the Acquiror of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which, would cause any representation or warranty of the Company or the Major Stockholders contained herein to be untrue or inaccurate in any respect at or prior to the Closing and (b) any failure of any Major Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder. The Acquiror shall give prompt notice to the Company of (a) the occurrence or nonoccurrence of any event, the occurrence or non-occurrence of which, would cause any representation or warranty of the Acquiror contained herein to be untrue or inaccurate in any respect at or prior to the Closing and (b) any failure of the Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.7 shall not be deemed to (a) modify the representations or warranties hereunder of the party delivering such notice, (b) modify the conditions set forth in Articles VI and VII, or (c) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.8 Further Assurances.

         The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby. The parties hereto agree to seek diligently to cause the conditions to Closing which reasonably are within their control to be satisfied on or before the Closing Date.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger.

         The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

         (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, or a proceeding for such an injunction or order be pending, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted or such proceeding terminated.

         (b) Escrow Agreement. The Acquiror, the Escrow Agent and the Stockholders' Agent shall have entered into the Escrow Agreement.

         (c) Registration Rights Agreement. The Acquiror, the Major Stockholders and the Stockholders' Agent shall have entered into the Registration Rights Agreement.

         6.2 Additional Conditions to Obligations of Company.

         The obligations of Company to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

         (a) Representations and Warranties. All the representations and warranties of the Acquiror contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the Acquiror shall have delivered to the Company a certificate dated the Closing Date and signed by it to such effect.

         (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Acquiror on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and the Acquiror shall have delivered to the Company a certificate dated the Closing Date and signed by it to such effect.

         (c) Legal Opinion. Company shall have received a legal opinion from Piper Marbury Rudnick & Wolfe LLP, Acquiror's legal counsel, substantially in the form attached as Exhibit F hereto.

         (d) Tax Opinion. The Company shall have received the written opinion of the Company's independent auditor, in form and substance reasonably satisfactory to the Company, and dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. In rendering such opinion, the Company's independent auditor shall be entitled to rely upon, among other things, reasonable assumptions as well a written representations of the Acquiror, the Subsidiary, the Company and certain Major Stockholders, as reasonably requested by the Company's independent auditor.

         6.3 Additional Conditions to the Obligations of Acquiror and
Subsidiary.

         The obligations of each of the Acquiror and the Subsidiary to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

         (a) Representations and Warranties. All the representations and warranties of the Major Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the Company and the Major Stockholders shall have delivered to the Acquiror certificates dated the Closing Date and signed by them to such effect.

         (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Major Stockholders and the Company on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and the Company and the Major Stockholders shall have delivered to the Acquiror certificates dated the Closing Date and signed by them to such effect.

         (c) Secretary Certificate; Corporate Documents. The Acquiror shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Charter (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors and stockholders of the Company (and any Major Stockholder that is a corporation) approving the Company's entering into this Agreement, the Merger and the consummation of the transactions contemplated hereby and thereby. The Company shall have delivered to the Acquiror certificates, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the applicable Governmental Authority in all jurisdictions in which the conduct of the Company's business or activities or its ownership of assets requires or has required qualification under applicable law, showing that the Company, as the case may be, is in good standing and authorized to do business in such jurisdiction.

         (d) No Material Adverse Effect. As of the Closing Date, no event or circumstance shall have occurred which would have a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business. The Company shall not have been adversely affected in any material way by any act of God, fire, flood, war, labor disturbance, legislation or other event or occurrence, and there shall have been no change in the Company, its financial condition or prospects which would constitute a Material Adverse Effect.

         (e) Due Diligence. The Acquiror, in its sole discretion, shall have satisfactorily completed all of its legal and financial due diligence.

         (f) Third Party Consents. The Acquiror shall have been furnished with evidence satisfactory to it of each Consent.

         (g) Legal Opinion. The Acquiror shall have received a legal opinion from Odin, Feldman & Pittleman, P.C., the Company's legal counsel, in substantially the form attached hereto as Exhibit G.

         (h) Resignation of Directors. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors of the Company effective as of the Effective Time.

         (i) Employment Agreement. William Wynn will enter into an employment and non-competition agreement in the form attached hereto as Exhibit H. Each of Dominic Delmolino, John Beresniewicz, Andrew McGovern and Kevin Mitchell shall enter into the Acquiror's standard non-competition and inventions agreement for software developers (which agreements shall contain substantially the same individual exceptions contained in such person's existing employment agreement with the proviso that they devote their full-time to the Surviving Company). Each employee of the Company who is to become an employee of the Surviving Company shall also have entered into the Acquiror's standard documentation for new hires, including a standard confidentiality agreement.

         (j) Stockholders' Agreement. Each of the Company Stockholders shall have entered into a Stockholder Agreement which appoints the Stockholders' Agent and consents to the lock-up of the Closing Shares.

         (k) Repayment of Indebtedness. All of the Company's indebtedness (other than ordinary course trade payables) shall have been retired or forgiven.

         (l) Preferred Stock. All of the Company Preferred Stock shall have been redeemed by the Company or converted into Company Common Stock by the holder in accordance with the terms thereof.

         (m) Termination of Pension Plan. The Company shall, immediately prior to the Closing Date, terminate the Company's 401(k) Plan (the "401(k) Plan") and no further contributions shall be made to the 401(k) Plan, provided that as a condition of such termination the Company's employees shall be eligible to participate in the Acquiror's 401(k) plan as soon as practicable but not later than ninety (90) days following the Closing Date.

         (n) Office of Chief Scientist. The Stockholders' Agent, on behalf of the Company Stockholders, shall have executed an undertaking to the Research Committee of the Office of Chief Scientist in form and substance reasonably satisfactory to the Acquiror and the Stockholders' Agent, and the Research Committee of the Office of Chief Scientist of the State of Israel shall have approved the Merger and the other transactions contemplated hereby.

         (o) Litigation. The litigation with Sybase described on Schedule 2.16 shall have been dismissed.

                                  ARTICLE VII

                           INDEMNIFICATION AND ESCROW

         7.1 Survival.

         The representations, warranties, covenants and agreements made by the parties in this Agreement, including the indemnification obligations of the Major Stockholders and the Acquiror set forth in this Article VII, shall survive the Closing and shall continue in full force and effect without limitation after the Closing for a period of 24 months following the Closing Date, except that
(a) claims related to fraud or willful misconduct shall survive indefinitely and
(b) claims arising from the breach of the representations and warranties contained in Sections 2.3 (authority), 2.8 (Taxes), 2.18 (environmental), 2.25 (ERISA), 3.1 (title to stock) and 3.2 (authority) shall survive until the expiration of 90 days following the date on which the statute of limitations otherwise applicable to claims against the Company relating to the subject matter of such representations has expired.

         7.2 Obligations of the Major Stockholders.

         In partial consideration of the commitment of the Acquiror hereunder and subject to Section 7.7, each Major Stockholder severally agrees to indemnify, reimburse and hold harmless the Acquiror and any of its affiliates (including the Surviving Company), directors, officers, agents and employees and each other Person, if any, controlling the Acquiror (each an "Acquiror Indemnified Person") from and against any liability, obligation, loss or expense (or actions or claims in respect thereof) to which such Acquiror Indemnified Person may become subject as a result of, or based upon or arising out of, directly or indirectly, (a) any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by the

Company or the Major Stockholders in or pursuant to this Agreement or (b) the litigation with Sybase described on Schedule 2.16, and in each case will reimburse any Acquiror Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such Acquiror Indemnified Person in connection with defending any such action or claim pending or threatened, whether or not such Acquiror Indemnified Person is a party hereto.

         7.3 Obligations of the Acquiror.

         In partial consideration of the commitment of the Major Stockholders hereunder, the Acquiror agrees to indemnify, reimburse and hold harmless the Major Stockholders and any of their respective affiliates, directors, officers, agents and employees and each other Person, if any, controlling the Major Stockholders or any of their respective affiliates (each a "Stockholder Indemnified Person") from and against any liability, obligation, loss or expense (or actions or claims in respect thereof) to which such Stockholder Indemnified Person may become subject as a result of, or based upon or arising out of, directly or indirectly, any inaccuracy in, breach or nonperformance of, any of the representations, warranties, covenants or agreements made by the Acquiror in or pursuant to this Agreement, and will reimburse any Stockholder Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are incurred by any such Stockholder Indemnified Person in connection with defending any such action or claim pending or threatened, whether or not such Stockholder Indemnified Person is a party hereto.

         7.4 Procedure for Third Party Claims.

         Any Acquiror Indemnified Person and any Stockholder Indemnified Person shall each be referred to collectively herein as an "Indemnified Person." If any claim, demand, liability or obligation is asserted by any third party against any Indemnified Person, the Person from whom indemnification is sought (each, an "Indemnifying Person") shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any action or threatened action brought against the Indemnified Person in respect of matters addressed by the indemnity set forth in this Article VII (an "Action"). The Indemnified Person shall have the right to employ counsel separate from counsel employed by the Indemnifying Person in connection with any such Action or threatened Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Person shall be at the sole expense of the Indemnified Person, unless (a) the Indemnifying Person shall have elected not, or, after reasonable written notice of any such Action or threatened Action, shall have failed, to assume or participate in the defense thereof, (b) the employment thereof has been specifically authorized by the Indemnifying Person in writing, or (c) the parties to any such Action or threatened Action (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnifying Person shall have been advised in writing by counsel for the Indemnified Person that there may be one or more defenses available to the Indemnified Person that are not available to the Indemnifying Person or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Person and the Indemnified Person (in any such case, the Indemnifying Person shall not have the right to assume the defense of such Action on behalf of the Indemnified Person), in either of which events referred to in clauses (a), (b) and (c) the fees and expenses of one such separate counsel employed by the Indemnified Person shall be at the expense of the Indemnifying Person. The Indemnifying Person shall not, without the written consent of the Indemnified Person, settle or compromise any such Action or threatened Action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such Action or threatened Action. Unless the Indemnifying Person shall have elected not, or shall have after reasonable written notice of any such Action or threatened Action failed, to assume or participate in the defense thereof, the Indemnified Person may not settle or compromise any Action or threatened Action without the written consent of the Indemnifying Person. If, after reasonable written notice of any such Action or threatened Action, the Indemnifying Person neglects to defend the Indemnified Person, a recovery against the latter for damages suffered by it in good faith, is conclusive in its favor against the Indemnifying Person; provided, however, that no such conclusive presumption shall be made if the Indemnifying Person has not received reasonable written notice of the Action against the Indemnified Person.

         7.5 Escrow Fund.

         Any indemnification to which any Acquiror Indemnified Person is entitled or other claim by the Acquiror for a breach of a representation or warranty contained in this Agreement shall first be satisfied from the Escrow Fund payable to the Company Stockholders, but only in accordance with the terms of the Escrow Agreement. 7.6 Right to Set-Off Contingent Consideration.

         (a) Any indemnification to which any Acquiror Indemnified Person is entitled or other claim by the Acquiror for a breach of a representation or warranty contained in this Agreement shall be satisfied secondarily through set-off by notifying the Stockholders' Agent that the Acquiror is reducing the amount of the Contingent Consideration payable to the Company Stockholders.

         (b) Prior to any such set-off, the Acquiror shall submit a notice to the Stockholder's Agent of any claim for which it is entitled to payment, specifying in reasonable detail (i) the nature of the claim and (ii) the amount of the claimed liability in respect of each such claim. If within 15 days after receipt of such claim no notice of objection has been filed by the Stockholders' Agent, the Acquiror may offset the amount of such claimed liability against the Contingent Consideration. In the event of any objection notice with respect to such claim, the amount of such claim shall be withheld by the Acquiror from any payment of Contingent Consideration otherwise required and the amount of such payment shall be deposited with the Escrow Agent until such claim is resolved by the parties.

         (c) This right of set-off shall expire immediately after the Contingent Consideration is paid, except to the extent amounts have been properly withheld prior to payment in accordance with Section 7.6(b).

         7.7 Limitations.

         (a) The Acquiror may make no claims against the Escrow Fund, no set-off against the Contingent Consideration and no claim for indemnification by the Major Stockholders until the aggregate amount of all such claims exceeds $200,000, in which case the Acquiror may recover for the full amount of such claims. The foregoing limitation shall not apply to claims arising out of
Section 7.2(b).

         (b) No Major Stockholder shall be required to make any indemnification payment under this Article VII in excess of the value of the aggregate consideration received by such Major Stockholder in connection with the Merger.

         7.8 Stockholders' Agent.

         (a) Richard North shall be constituted and appointed as agent (the "Stockholders' Agent") for and on behalf of the Company Stockholders to act on their behalf under the Escrow Agreement, to give and receive notices and communications, to authorize delivery to the Acquiror of Acquiror Stock or other property from the Escrow Fund in satisfaction of claims by the Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 15 days' prior written notice to the Acquiror, the Stockholders' Agent and the Escrow Agent. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each Company Stockholder.

         (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

         (c) The Stockholders' Agent shall have reasonable access to information about the Surviving Corporation and the reasonable assistance of the Surviving Corporation's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). The Stockholders' Agent will not be entitled to receive any compensation from Acquiror or the Company Stockholders in connection with this Agreement. Any fees and expenses incurred by Stockholders' Agent in connection with actions taken pursuant to the terms of this Agreement will be paid by the

Stockholders to the Stockholders' Agent. Such fees and expenses shall first be satisfied from any Escrow Shares not subject to a Claim (as defined in the Escrow Agreement) by the Acquiror and remaining available for release to the Company Stockholders on the final release date. Prior to any payment to the Stockholders' Agent for such fees and expenses from the Escrow Fund, the Stockholders' Agent shall deliver to the Escrow Agent written statement of such fees and expenses.

         7.9 Actions of the Stockholders' Agent.

         A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Company Stockholders for whom shares of Acquiror Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Stockholder. The Escrow Agent and the Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Company Stockholder. The Escrow Agent and the Acquiror are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         7.10 Remedies.

         (a) Each party hereto acknowledges that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement, including, without limitation, their respective rights and obligations to complete the Merger, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense that a remedy at law would be adequate in any action for specific performance hereunder.

         (b) Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination.

         This Agreement may be terminated at any time prior to the Closing Date solely:

         (a) by mutual written consent of the Company and the Acquiror;

         (b) by the Company, on the one hand, or by the Acquiror, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 5, 2000, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

         (c) by the Stockholders, on the one hand, or by the Acquiror, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and such default shall not have been cured on or before the Closing Date.

         8.2 Consequences of Termination.

         In the event that this Agreement shall be terminated pursuant to this
Article VIII, (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and (b) all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party (except that each party shall remain liable for any breach or default by such party of any representation, warranty, covenant or agreement contained herein, as to which all remedies shall remain available, including, but not limited to, the availability of specific performance or other injunctive relief and reasonable legal and audit costs and out of pocket expenses); provided, however, that the confidentiality provisions contained in Section 9.2 shall survive such termination.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Cooperation.

         The Company, the Major Stockholders and the Acquiror shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement. The Major Stockholders will cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with the Acquiror on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         9.2 Press Releases; Confidentiality.

         (a) Prior to Closing and thereafter, none of the Acquiror, the Company or the Major Stockholders shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other parties or, if required by law, without prior consultation with the other parties.

         (b) The Acquiror agrees to keep non-public information regarding the Company confidential until the Closing Date and agrees that the Acquiror will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Acquiror's representatives who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the Company Stockholders or the Company, and (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority.

         (c) The Company and the Company Stockholders agree to keep non-public information regarding the Acquiror, and the Major Stockholders agree to keep non-public information regarding the Company confidential and agree that they will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to the Major Stockholders' and the Company's respective representatives who are involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than the Acquiror and (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority.

         (d) Prior to any disclosure required by law, regulation or judicial order, the Acquiror, the Company or the Major Stockholders, as the case may be, shall advise each of the others of such requirement so that it may seek a protective order.

         (e) The Major Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the Company and/or the Acquiror, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's and/or the Acquiror's respective businesses. The Major Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (i) to authorized representatives of the Acquiror who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, (ii) following the Closing, such information may be disclosed by the Major Stockholders as is required in the course of performing their duties for the Acquiror or the Company and (iii) to the Stockholders' Agent, to counsel and other advisors, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section, unless (A) such information becomes known to the public generally through no fault of any such Major Stockholders, (B) disclosure is required by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (B), the Major Stockholders shall, if possible, give prior written notice thereof to the Acquiror and provide the Acquiror with the opportunity to contest such disclosure, or (C) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Major Stockholders of the provisions of this Section, the Acquiror shall be entitled to an injunction restraining such Major Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Acquiror from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the Major Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

         (f) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in this Section, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         (g) The obligations of the parties under this Section shall survive the termination of this Agreement for a period of 24 months from the Closing Date.

         9.3 Expenses.

         Whether or not the transactions contemplated hereby are consummated,
(a) the Acquiror shall pay all of its legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby and (b) the Company Stockholders shall pay their own and the Company's legal, accounting and other out-of-pocket expenses incident to the transactions contemplated hereby, including any fees payable to The McLean Group LLC, provided, however, that the Company may pay up to $50,000 of its own legal, accounting and other fees properly incurred by the Company in connection with the transactions contemplated hereby, which $50,000, if paid, will not be included in the determination of Net Working Capital under Section 1.12.

         9.4 Amendments and Waivers.

         Any term of this Agreement may be amended, supplemented or modified, only with the written consent of each of the parties hereto, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom the waiver is sought to be enforced, including, in the case of the Major Stockholders, all Major Stockholders who are a party to this Agreement at the time such enforcement is sought. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.5 Successors and Assigns.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other parties hereto, except that the Acquiror and the Subsidiary may assign their respective rights hereunder to a wholly owned subsidiary. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         9.6 No Third Party Beneficiaries.

         The rights created by this Agreement are only for the benefit of the parties hereto, and no Person (other than parties to this Agreement or their respective successors or permitted assigns) shall have or be construed to have any legal or equity right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; provided, however, that the provisions of Article VII above concerning indemnification are intended for the benefit of the individuals specified therein, and their respective legal representatives, successors and assigns.

         9.7 Choice of Law.

         (a) This Agreement shall be governed by and construed under and the rights of the parties determined in accordance with the laws of the State of Maryland (without reference to the choice of law provisions of the State of Maryland) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         (b) Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under the law of the State of Maryland.

         (c) Each of the parties hereto irrevocably consents to the jurisdiction of the state and federal courts located in the State of Maryland and waive any and all objections to such jurisdiction that they may have.

         (d) To the extent that a party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of their obligations pursuant to this Agreement.

         9.8 Notices.

         Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earlier of (a) personal delivery to the party to be notified, (b) receipt after deposit with the United States Post Office, by registered or certified mail, postage prepaid return receipt requested, (c) the next business day after dispatch via nationally recognized overnight courier or (d) confirmation of transmission by facsimile (provided such transmission is also contemporaneously sent via one of the methods specified in clauses (a), (b) or (c)), all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) business days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Acquiror, to:                 With a copy to:

690 Canton Street                       Piper Marbury Rudnick & Wolfe LLP
Westwood, MA  02090                     1200 Nineteenth Street, N.W.
Fax:  (781) 461-0700                    Washington, DC 20036-2412
Attn:  J. Benjamin H. Nye               Fax:  (202) 223-2085
                                        Attn:  Anthony H. Rickert, Esq.

If to the Company, to:                  And to:

6430 Rockledge Drive                    Odin, Feldman & Pittleman, P.C.
Bethesda, MD  20817                     9302 Lee Highway. Suite 1100
Fax:  (301) 581-0590                    Fairfax, VA  22031
Attn:  William Wynn                     Fax:  (703) 218-2160
                                        Attn:  Thomas N. Tartaro, Esq.

If to the Major Stockholders, to:

c/o Savant Corporation
6430 Rockledge Drive
Bethesda, MD  20817
Fax:  (301) 581-0590
Attn:  William Wynn

         9.9 Severability.

         If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable, such provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement. In either case, the balance of this Agreement shall be interpreted as if such provision were so modified or excluded, as the case may be, and shall be enforceable in accordance with its terms.

         9.10 Entire Agreement.

         This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. 9.11 Construction.

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

         9.12 Titles and Subtitles.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 9.13 Time.

         Time is of the essence with respect to this Agreement.

         9.14 Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Acquiror, the Subsidiary, the Company and the Major Stockholders have caused this Agreement to be executed and delivered, all as of the date first written above.

                                        PRECISE SOFTWARE SOLUTIONS LTD.


                                        By:      /s/  Shimon Alon
                                           --------------------------
                                           Name:  Shimon Alon
                                           Title: President and CEO


                                        PRECISE ACQUISITION CORPORATION


                                        By:   /s/ Steve Campbell
                                           ------------------------------
                                           Name:  Steve Campbell
                                           Title: President


                                        SAVANT CORPORATION


                                        By:   /s/ William Wynn
                                           ----------------------------
                                           Name:  William Wynn
                                           Title: CEO


                                        MAJOR STOCKHOLDERS:


                                        /s/ William Wynn
                                        ------------------------------
                                            William Wynn

                                        /s/ Steven Myers
                                        --------------------------------
                                            Steven Myers


                                        SUMMIT AVIATION, INC.


                                        By:   /s/ Steven Myers
                                           ---------------------------
                                           Name:  Steven Myers
                                           Title: President & CEO

                        Precise Software Solutions Ltd.,
                       Precise Acquisition Corporation and
                               Savant Corporation
                          Agreement and Plan of Merger
                                Omitted Schedule

Company Disclosure Schedule -- This Schedule sets forth exceptions to Savant's representations and warranties in the Agreement and Plan of Merger.

The Registrant undertakes to deliver or cause to be delivered a copy of any omitted schedule to the Securities and Exchange Commission upon its request.